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Filed Pursuant to Rule 424(b)(5)
File Number 333-185486

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but the information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT (Subject to Completion) (To the Prospectus dated December 21, 2012)	Dated April 25, 2013

            Shares

Common Stock

We are offering            shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is quoted on the NASDAQ Global Market under the symbol "ANAC." On April 24, 2013, the last reported sales price for our common stock was $7.29 per share.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading "Risk Factors" beginning on page S-4 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total Without Overallotment Option	Total With Overallotment Option
Public offering price	$	$	$
Underwriting discount
Proceeds, before expenses, to us

The underwriters expect to deliver the shares against payment on May     , 2013. We have granted the underwriters a 30-day option to purchase up to an additional            shares of our common stock on the same terms as set forth above to cover any overallotments.

Sole Book-Running Manager

Cowen and Company

Co-Managers

Canaccord Genuity	Wedbush PacGrow Life Sciences

April     , 2013

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus filed with the Securities and Exchange Commission, or the SEC, as part of a registration statement on Form S-3 (File No. 333-185486) that became effective on December 21, 2012, or the Registration Statement, registering securities of up to a maximum aggregate initial offering price of $75,000,000. The second part gives more general information about us and the shares of common stock we may offer from time to time under the Registration Statement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

        You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety when making your investment decision. You also should read and consider the information in the documents we have referred you to under the headings "Information Incorporated by Reference" and "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, are accurate only as of their respective dates, regardless of time of delivery of this prospectus supplement or of any sale of our common stock.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to "the Company," "Anacor," "we," "our" or similar terms refer to Anacor Pharmaceuticals, Inc.

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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SUMMARY

        This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information contained in and incorporated by reference under the heading "Risk Factors" beginning on page S-4 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

 Anacor Pharmaceuticals, Inc.

Company Overview

        We are a biopharmaceutical company focused on discovering, developing and commercializing novel small-molecule therapeutics derived from our boron chemistry platform. The productivity of our internal discovery capability has enabled us to generate a pipeline of both topical and systemic boron-based compounds. We have discovered, synthesized and developed eight molecules that are currently in development.

        Our lead product candidates include two topically administered dermatologic compounds—tavaborole (formerly referred to as AN2690), a topical antifungal for the treatment of onychomycosis, and AN2728, a topical anti-inflammatory for the treatment of atopic dermatitis and psoriasis. In addition to our two lead programs, we have three other wholly-owned clinical product candidates—AN2718 and AN2898, which are backup compounds to tavaborole and AN2728, respectively, and AN3365 (formerly referred to as GSK2251052, or GSK '052), a systemic antibiotic for the treatment of infections caused by Gram-negative bacteria, which previously was licensed to GlaxoSmithKline LLC, or GSK. In October 2012, GSK advised us that it has discontinued further development of AN3365 and all rights to this compound reverted to us. We are considering our options for further development, if any, of this compound. We have discovered three other compounds that we have out-licensed for further development—two of which are for the treatment of animal health indications and are licensed to Eli Lilly and Company, or Lilly, and one of which, AN5568, also referred to as SCYX-7158, for human African trypanosomiasis (HAT, or sleeping sickness), is licensed to Drugs for Neglected Diseases initiative, or DNDi. We also have a pipeline of other internally discovered topical and systemic boron-based compounds in development.

Corporate Information

        We were incorporated in Delaware in December 2000 as AnaMax, Inc. We began operations in March 2002 and changed our name to Anacor Pharmaceuticals, Inc. in October 2002. Our principal executive offices are located at 1020 East Meadow Circle, Palo Alto, California 94303-4230. Our telephone number is (650) 543-7500. Our website address is www.anacor.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us	shares
Common stock to be outstanding immediately after this offering	shares
Overallotment Option	We have granted the underwriters a 30-day option to purchase up to an additional shares of our common stock at a price of $ per share to cover any overallotments.
Use of Proceeds

We currently intend to use the net proceeds from this offering to fund our research and development activities, including clinical trials for our development programs and preclinical activities for our product candidates, to increase our working capital and to provide funds for general corporate purposes. See "Use of Proceeds" on page S-36 of this prospectus supplement.

NASDAQ Global Market symbol	ANAC
Risk Factors

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading "Risk Factors" beginning on page S-4 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock.

        The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 35,590,645 shares outstanding as of December 31, 2012, and excludes as of that date:

  •
  3,912,182 shares of our common stock issuable upon the exercise of options outstanding at a weighted-average exercise price of $5.75 per share;

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  157,224 shares of common stock issuable upon exercise of two warrants outstanding at an exercise price of $8.65 per share;

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  40,623 shares of common stock issuable upon the exercise of a warrant outstanding at an exercise price of $16.936 per share;

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  80,527 shares of common stock issuable upon the exercise of two warrants outstanding at an exercise price of $6.83 per share;

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  88,997 shares of common stock issuable upon the exercise of three warrants outstanding at an exercise price of $6.18 per share;

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  84,226 shares of common stock issuable upon the exercise of two warrants outstanding at an exercise price of $6.53 per share; and

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  1,277,738 shares of our common stock reserved for issuance under our 2010 Equity Incentive Plan and our 2010 Employee Stock Purchase Plan.

        The above table and discussion also exclude common stock shares and options issued after December 31, 2012, including but not limited to:

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  401,500 shares of our common stock sold in an at-the-market offering;

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  809,061 shares of our common stock sold in a private placement of unregistered shares;

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  1,503,625 additional shares of our common stock reserved for issuance under our 2010 Equity Incentive Plan and our 2010 Employee Stock Purchase Plan pursuant to the evergreen provision of each such plan; and

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  1,269,120 options granted to employees and non-employee advisors through April 12, 2013.

        Except as otherwise indicated, all information in the prospectus supplement assumes no exercise by the underwriters of their overallotment option.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. If any of these risks occurs, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering

  We will have broad discretion over the use of the proceeds to us from this offering and may apply it to uses that do not improve our operating results or the value of your securities.

        We will have broad discretion to use the net proceeds to us from this offering, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. See the section entitled "Use of Proceeds." Although we expect to use the net proceeds from this offering for general corporate purposes, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the common stock being offered hereby.

  If you purchase shares of our common stock in this offering, you may experience immediate and substantial dilution.

        Purchasers of common stock in this offering will pay a price per share in this offering that exceeds the net tangible book value per share of our common stock. After giving effect to the sale of                        shares of our common stock in this offering at the public offering price of $            per share, and after deducting the underwriting discount and estimated offering expenses payable by us, you will experience immediate dilution of $            per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2012 after giving effect to this offering and the public offering price. See the section entitled "Dilution" below for a more detailed illustration of the dilution you would incur if you purchase common stock in this offering.

  You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, in the future, we may offer additional shares of our common stock, or securities convertible into or exchangeable or exercisable for shares of our common stock that may not be at the same or a higher price as the price per share in this offering. Our stockholders, including investors who purchase shares of common stock in this offering, may experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Risks Relating to Our Financial Position and Need for Additional Capital

  We have never been profitable. Currently, we have no products approved for commercial sale, and to date we have not generated any revenue from product sales. As a result, our ability to curtail our losses and reach profitability is unproven, and we may never achieve or sustain profitability.

        We are not profitable and do not expect to be profitable in the foreseeable future. We have incurred net losses in each year since our inception, including net losses of approximately $56.1 million, $47.9 million and $10.1 million for 2012, 2011 and 2010, respectively, and as of December 31, 2012, we had an accumulated deficit of approximately $215.2 million. We have devoted most of our financial resources to research and development, including our preclinical development activities and clinical trials. We have not completed development of any product candidate and we have therefore not generated any revenues from product sales. We expect that research and development expenses will remain comparable in the future as we progress our product candidates through clinical development, conduct our research and development activities under our various current and potential collaborations, including those related to our neglected diseases initiatives, advance our discovery research projects into the preclinical stage and continue our early-stage research. As a result of the foregoing, we expect to continue to experience net losses and negative cash flows for the foreseeable future. These losses and negative cash flows have had, and will continue to have, an adverse effect on our stockholders' equity and working capital.

        Because of the numerous risks and uncertainties associated with pharmaceutical product development, we are unable to accurately predict the timing or amount of our expenses or when, or if, we will be able to achieve or maintain profitability. In addition, our expenses could increase if we are required by the United States Food and Drug Administration, or FDA, to perform studies in addition to, or that are larger than, those that we currently expect. To date, we have financed our operations primarily through the sale of equity securities, debt arrangements, government contracts and grants and payments under our agreements with GlaxoSmithKline LLC, or GSK, Schering Corporation, or Schering, Eli Lilly and Company, or Lilly, and Medicis Pharmaceutical Corporation, or Medicis. The size of our future net losses will depend, in part, on our future expenses and our ability to generate revenues. We will no longer receive revenues from our collaboration with GSK from the development of AN3365 (formerly known as GSK '052), and future milestones and revenues under our agreement with GSK may not be achieved as the other molecules under the collaboration are at a much earlier stage of development such that GSK may not exercise its option to license additional product candidates that may be identified pursuant to our agreement, these product candidates may not receive regulatory approval or, if they are approved, such product candidates may not be accepted in the market. Revenues from our collaborations with Lilly and Medicis are uncertain because milestones under our agreements with them may not be achieved. In addition, we may not be able to enter into other collaborations that will generate significant cash. If we are unable to develop and commercialize one or more of our product candidates, or if revenues from any product candidate that receives marketing approval are insufficient, we will not achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability.

  Our independent registered public accounting firm has indicated that our financial condition raises substantial doubt as to our ability to continue as a going concern.

        Based on our cash, cash equivalents and short-term investments balances as of December 31, 2012, the net proceeds of approximately $1.3 million from the sale of 401,500 shares of the Company's common stock in January and February 2013 and our projected spending in 2013, our independent registered public accounting firm has included in their audit opinion for the year ended December 31, 2012 a statement with respect to our ability to continue as a going concern. However, our financial statements have been prepared assuming we will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

If we become unable to continue as a going concern, we may have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The reaction of investors to the inclusion of a going concern statement by our auditors, our current lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital, enter into strategic alliances and/or make our scheduled debt payments on a timely basis or at all.

        We believe that our existing cash, cash equivalents and short-term investments totaling approximately $45.5 million as of December 31, 2012 and the net proceeds of approximately $6.3 million from the sale of 1,210,561 shares of the Company's common stock from January through April 2013 will be sufficient to meet our anticipated operating requirements until we file our NDA for tavaborole in onychomycosis, which we expect to occur in mid-2013. If necessary, we would make appropriate adjustments to our spending plan in order to ensure sufficient capital resources to complete this filing. While we believe that we currently have sufficient resources to fund our operations until the filing of such NDA, we will need to obtain additional capital to complete the development and potential commercialization of tavaborole, fund our other research and development activities and meet our operating requirements through 2013 and beyond.

  We have a limited operating history and we expect a number of factors to cause our operating results to fluctuate on a quarterly and annual basis, which may make it difficult to predict our future performance.

        Our operations to date have been primarily limited to developing our technology and undertaking preclinical studies and clinical trials of our product candidates and we are reliant on collaborators for certain of our other products. We have not yet obtained regulatory approvals for any of our product candidates. Consequently, any predictions you make about our future success or viability may not be as accurate as they could be if we had a longer operating history and/or approved products on the market. Our financial condition and operating results have varied significantly in the past and will continue to fluctuate from quarter-to-quarter or year-to-year due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following risk factors, as well as other factors described elsewhere in this prospectus supplement:

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  our ability to obtain additional funding to develop our product candidates;

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  the need to obtain and maintain regulatory approval for tavaborole, AN2728, or any of our other product candidates;

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  delays in the timing of filing of an NDA as well as commencement, enrollment and the timing of clinical testing;

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  the success of our clinical trials through all phases of clinical development, including our recently-completed Phase 3 clinical trials of tavaborole and current and planned trials of AN2728;

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  any delays in regulatory review and approval of product candidates in clinical development;

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  potential side effects of our product candidates that could delay or prevent commercialization or cause an approved drug to be taken off the market;

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  our ability to develop systemic product candidates;

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  market acceptance of our product candidates;

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  our ability to establish an effective sales and marketing infrastructure;

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  competition from existing products or new products that may emerge;

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  the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for our products;

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  our ability to receive approval and commercialize our product candidates outside of the United States;

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  our dependency on third-party manufacturers to supply or manufacture our products;

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  our ability to establish or maintain collaborations, licensing or other arrangements;

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  our ability and third parties' abilities to protect intellectual property rights;

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  costs related to and outcomes of current and potential litigation;

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  our ability to adequately support future growth;

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  our ability to attract and retain key personnel to manage our business effectively;

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  our ability to maintain our accounting systems and controls;

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  potential product liability claims;

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  potential liabilities associated with hazardous materials; and

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  our ability to maintain adequate insurance policies.

        Due to the various factors mentioned above, and others, the results of any quarterly or annual periods should not be relied upon as indications of future operating performance.

  We may continue to require substantial additional capital following this offering and if we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our product development programs.

        Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive. If the FDA requires that we perform additional studies beyond those that we currently expect, our expenses could increase beyond what we currently anticipate and the timing of any potential product approval may be delayed. We raised $21.5 million and $24.0 million in February and October 2012, respectively, through public offerings of our common stock. The net proceeds from these offerings were approximately $19.9 million and $22.6 million, respectively, after deducting the underwriting discounts and other offering costs. Under our January 2013 "at the market" stock offering, through March 14, 2013, we sold shares of our common stock for net proceeds of approximately $1.3 million and we currently have approximately $23.6 million potentially remaining available for sale under this offering. In April 2013, we sold shares of our common stock for net proceeds of approximately $5 million. We have no other commitments or arrangements for any additional financing to fund our research and development programs other than through research funding under our collaboration with Lilly; reimbursements from our various collaborations related to our neglected diseases initiatives; and contingent milestone or royalty payments from GSK, Lilly or Medicis, which we may not receive. We believe that our existing capital resources will be sufficient to meet our anticipated operating requirements until we file our NDA for tavaborole in onychomycosis, which we expect to occur in mid-2013, and, if necessary, we would make appropriate adjustments to our spending plan in order to ensure sufficient capital resources to complete this filing. While we believe that we currently have sufficient resources to fund our operations until the filing of such NDA, we will need to raise additional capital to complete the development and potential commercialization of tavaborole, fund our other research and development activities and meet our operating requirements through 2013 and beyond. However, our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results, including the costs to maintain our currently planned operations, could vary materially.

        Until we can generate a sufficient amount of revenue from our products, if ever, we expect to finance future cash needs through public or private equity offerings, debt financings or corporate collaborations and licensing arrangements. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate some of our research or development programs or our commercialization efforts and may not be able to make scheduled debt payments on a timely basis or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience additional dilution, and debt financing, if available, may involve restrictive covenants. To the extent that we raise additional funds through collaborations and licensing arrangements, it may be necessary to relinquish some rights to our technologies or our product candidates or grant licenses on terms that may not be favorable to us. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time.

        Our forecasts regarding the period of time that our existing capital resources will be sufficient to meet our operating requirements, the timing of our NDA filing and our future capital resource requirements, both near and long-term, will depend on many factors, including, but not limited to:

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  the initiation, progress, timing, costs and results of preclinical studies and clinical trials for our product candidates and potential product candidates, including the recently-completed Phase 3 clinical trials for tavaborole and additional clinical trials for AN2728;

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  the success of our collaborations with GSK, Lilly and Medicis and the attainment of milestones and royalty payments, if any, under those agreements;

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  the number and characteristics of product candidates that we pursue;

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  the terms and timing of any future collaboration, licensing or other arrangements that we may establish;

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  the outcome, timing and cost of regulatory approvals;

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  the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

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  the effects of competing technological and market developments;

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  the cost and timing of completion of commercial-scale outsourced manufacturing activities;

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  the cost of establishing sales, marketing and distribution capabilities for any product candidates for which we may receive regulatory approval; and

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  the extent to which we acquire or invest in businesses, products or technologies.

  Raising funds through lending arrangements may restrict our operations or produce other adverse results.

        Our current loan and security agreement with Oxford Finance LLC and Horizon Technology Finance Corporation, or Oxford and Horizon, which we entered into in March 2011 and amended in December 2011, contains a variety of affirmative and negative covenants, including required financial reporting, limitations on certain dispositions of assets, limitations on the incurrence of additional debt and other requirements. To secure our performance of our obligations under this loan and security agreement, we granted a security interest in substantially all of our assets, other than intellectual property assets, to the lenders. Our failure to comply with the covenants in the loan and security agreement, the occurrence of a material impairment in our prospect of repayment or in the perfection or priority of the lenders' lien on our assets, as determined by the lenders, or the occurrence of certain other specified events could result in an event of default that, if not cured or waived, could result in the acceleration of all or a substantial portion of our debt, potential foreclosure on our assets and other adverse results.

Risks Relating to the Development, Regulatory Approval and Commercialization of Our Product Candidates

  We cannot be certain that tavaborole, AN2728 or any of our other wholly-owned or partnered product candidates will receive regulatory approval, and without regulatory approval our product candidates will not be able to be marketed.

        We have invested a significant portion of our efforts and financial resources in the development of our most advanced product candidates, especially tavaborole. Our ability to generate significant revenue related to product sales will depend on the successful development and regulatory approval of our product candidates.

        In August 2010, we filed a Special Protocol Assessment request with the FDA and reached agreement on what we believe are the major parameters associated with the design and conduct of the Phase 3 trials for tavaborole. We commenced Phase 3 clinical trials of tavaborole in the fourth quarter of 2010, and completed enrollment in December 2011. In the first quarter of 2013, we announced the results from two clinical trials in which tavaborole met all primary and secondary endpoints with a high degree of statistical significance. We intend to file an NDA in mid-2013. We may conduct lengthy and expensive Phase 3 clinical trials of AN2728 only to learn that this drug candidate is not a safe or effective treatment, in which case these clinical trials may not lead to regulatory approval. Similarly, Lilly's development program for our two partnered animal health product candidates may not lead to regulatory approval from the FDA and similar foreign regulatory agencies. Such failure to obtain regulatory approvals would prevent our product candidates from being marketed and would have a material and adverse effect on our business.

        We currently have no products approved for sale and we cannot guarantee that we will ever have marketable products. The development of a product candidate, including preclinical and clinical testing, manufacturing, quality systems, labeling, approval, record-keeping, selling, promotion, marketing and distribution of products, is subject to extensive regulation by the FDA in the United States and regulatory authorities in other countries, with regulations differing from country to country. We are not permitted to market our product candidates in the United States until we receive approval of an NDA from the FDA. We have not submitted an NDA for any of our product candidates. Obtaining approval of an NDA is a lengthy, expensive and uncertain process. An NDA must include extensive preclinical and clinical data and supporting information to establish the product candidate's safety and effectiveness for each indication. The approval application must also include significant information regarding the chemistry, manufacturing and controls for the product. The regulatory development and review process typically takes years to complete and approval is never guaranteed. If a product is approved, the FDA may limit the indications for which the product may be used, include extensive warnings on the product labeling or require costly ongoing requirements for post-marketing clinical studies and surveillance or other risk management measures to monitor the safety or efficacy of the product candidate. Markets outside of the United States also have requirements for approval of drug candidates with which we must comply prior to marketing. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure we will be able to obtain regulatory approval in other countries but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in other countries. Any regulatory approval of any of our products or product candidates, once obtained, also may be withdrawn. If tavaborole, AN2728 or any of our other wholly-owned or partnered product candidates do not receive regulatory approval, we may not be able to generate sufficient revenue to become profitable or to continue our operations. Moreover, the filing of our NDA or the receipt of regulatory approval does not assure commercial success of any approved product.

  Delays in the commencement, enrollment and completion of clinical trials could result in increased costs to us and delay or limit our ability to obtain regulatory approval for our product candidates.

        Delays in the commencement, enrollment and completion of clinical trials could increase our product development costs or limit the regulatory approval of our product candidates. We do not know whether clinical trials of AN2728 or other product candidates will begin on time or, if commenced, will be completed on schedule or at all. The commencement, enrollment and completion of clinical trials can be delayed for a variety of reasons, including:

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  inability to reach agreements on acceptable terms with prospective clinical research organizations, or CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

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  regulatory objections to commencing a clinical trial;

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  inability to identify and maintain a sufficient number of trial sites, many of which may already be engaged in other clinical trial programs, including some that may be for the same indication as our product candidates;

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  withdrawal of clinical trial sites from our clinical trials as a result of changing standards of care or the ineligibility of a site to participate in our clinical trials;

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  inability to obtain institutional review board, or IRB, approval to conduct a clinical trial at prospective sites;

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  difficulty recruiting and enrolling patients to participate in clinical trials for a variety of reasons, including meeting the enrollment criteria for our study and competition from other clinical trial programs for the same indication as our product candidates; and

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  inability to retain patients in clinical trials due to the treatment protocol, personal issues, side effects from the therapy or lack of efficacy, particularly for those patients receiving either a vehicle without the active ingredient or a placebo.

        In addition, a clinical trial may be suspended or terminated by us, our current or any future partners, the FDA or other regulatory authorities due to a number of factors, including:

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  failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

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  failed inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities;

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  unforeseen safety or efficacy issues or any determination that a clinical trial presents unacceptable health risks; or

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  lack of adequate funding to continue the clinical trial due to unforeseen costs resulting from enrollment delays, requirements to conduct additional trials and studies, increased expenses associated with the services of our CROs and other third parties or other reasons.

        If we are required to conduct additional clinical trials or other testing of our product candidates beyond those currently contemplated, we may be delayed in obtaining, or may not be able to obtain, marketing approval for these product candidates.

        In addition, if our current or any future partners assume development of our product candidates, they may suspend or terminate their development and commercialization efforts, including clinical trials for our product candidates, at any time. For example, GSK discontinued clinical development of AN3365 in early October 2012 and, as all rights to AN3365 have reverted to us, we have not yet determined if we will proceed with any further development of this molecule.

        Changes in regulatory requirements and guidance may occur and we or any partners may be required by appropriate regulatory authorities to amend clinical trial protocols to reflect these changes. Amendments may require us or any partners to resubmit clinical trial protocols to IRBs for re-examination, which may impact the costs, timing or successful completion of a clinical trial. If we or any of our partners experience delays in the completion of, or if we or our partners terminate, clinical trials, the commercial prospects for our product candidates will be harmed, and our ability to generate revenue from sales of our products will be prevented or delayed. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials ultimately also may lead to the denial of regulatory approval of a product candidate.

  Clinical failure can occur at any stage of clinical development. Because the results of earlier clinical trials are not necessarily predictive of future results, any product candidate we, GSK, Drugs for Neglected Diseases initiative, or DNDi, Medicis or our potential future partners advance through clinical trials may not have favorable results in later clinical trials or receive regulatory approval.

        Clinical failure can occur at any stage of our clinical development. Clinical trials may produce negative or inconclusive results, and we or our partners may decide, or regulators may require us, to conduct additional clinical or preclinical testing. In addition, data obtained from tests are susceptible to varying interpretations, and regulators may not interpret our data as favorably as we do, which may delay, limit or prevent regulatory approval. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate. Frequently, product candidates that have shown promising results in early clinical trials have subsequently suffered significant setbacks in later clinical trials. In addition, the design of a clinical trial can determine whether its results will support approval of a product and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced. We have limited experience in designing clinical trials and may be unable to design and execute a clinical trial to support regulatory approval. Further, clinical trials of potential products often reveal that it is not practical or feasible to continue development efforts. If tavaborole, AN2728, AN5568, also referred to as SCYX-7158 for human African trypanosomiasis (HAT, or sleeping sickness), or our other product candidates are found to be unsafe or lack efficacy, we or our collaborators will not be able to obtain regulatory approval for them and our business would be harmed. For example, if the results of planned Phase 3 clinical trials of AN2728 do not achieve the primary efficacy endpoints and demonstrate an acceptable safety level, the prospects for approval of AN2728 would be materially and adversely affected. A number of companies in the pharmaceutical industry, including those with greater resources and experience than us, have suffered significant setbacks in Phase 3 clinical trials, even after seeing promising results in earlier clinical trials.

        In some instances, there can be significant variability in safety and/or efficacy results between different trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, adherence to the dosing regimen, particularly for self-administered topical drugs, and the rate of dropout among clinical trial participants. We do not know whether any Phase 2, Phase 3 or other clinical trials we or any partners may conduct will demonstrate consistent and/or adequate efficacy and safety to obtain regulatory approval to market our product candidates.

  We have limited experience in conducting Phase 3 clinical trials and have never submitted an NDA before, and we may be unable to do so for tavaborole, AN2728 and other product candidates we are developing.

        We have recently completed our first Phase 3 clinical trials of tavaborole and are planning to conduct Phase 3 clinical trials of AN2728 in atopic dermatitis. The conduct of successful Phase 3 clinical trials is essential in obtaining regulatory approval and the submission of a successful NDA is a complicated process. We have limited experience in preparing, submitting and prosecuting regulatory filings and have not submitted an NDA before. Consequently, we may be unable to successfully and efficiently execute and complete these planned clinical trials in a way that leads to an NDA submission, acceptance and approval of tavaborole, AN2728 or other product candidates we are developing. We may require more time and incur greater costs than our competitors and may not succeed in obtaining regulatory approvals of products that we develop. In addition, failure to commence or complete, or delays in, our planned clinical trials would prevent us from or delay us in commercializing AN2728 and other product candidates we are developing.

  Our product candidates may have undesirable side effects that may delay or prevent marketing approval, or, if approval is received, require them to be taken off the market or otherwise limit their sales.

        Unforeseen side effects from any of our product candidates could arise either during clinical development or, if approved, after the approved product has been marketed. For example, a small number of patients who received tavaborole treatment experienced some skin irritation around their toenails during clinical trials of tavaborole for onychomycosis. In addition, a small number of patients who received AN2728 treatment experienced some skin irritation during clinical trials of AN2728. The range and potential severity of possible side effects from systemic therapies is greater than for topically administered drugs. The results of future clinical trials may show that our product candidates cause undesirable or unacceptable side effects, which could interrupt, delay or halt clinical trials, resulting in delay of, or failure to obtain, marketing approval from the FDA and other regulatory authorities.

  •
  If any of our product candidates receives marketing approval and we or others later identify undesirable or unacceptable side effects caused by such products:

  •
  regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication or field alerts to physicians and pharmacies;

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  we may be required to change the way the product is administered, conduct additional clinical trials or change the labeling of the product;

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  we may have limitations on how we promote the product;

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  sales of the product may decrease significantly;

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  regulatory authorities may require us to take our approved product off the market;

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  we may be subject to litigation or product liability claims; and

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  our reputation may suffer.

        Any of these events could prevent us, GSK, Lilly, Medicis or our potential future partners from achieving or maintaining market acceptance of the affected product or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenues from the sale of our products.

  All of our product candidates require regulatory review and approval prior to commercialization. Any delay in the regulatory review or approval of any of our product candidates will harm our business.

        All of our product candidates require regulatory review and approval prior to commercialization. Any delays in the regulatory review or approval of our product candidates would delay market launch, increase our cash requirements and result in additional operating losses.

        The process of obtaining FDA and other required regulatory approvals, including foreign approvals, often takes many years and can vary substantially based upon the type, complexity and novelty of the products involved. Furthermore, this approval process is extremely complex, expensive and uncertain. We, GSK, Lilly, Medicis or our potential future partners may be unable to submit any NDA in the United States or any marketing approval application or other foreign applications for any of our products. If we or our partners submit any NDA, including any amended NDA or supplemental NDA, to the FDA seeking marketing approval for any of our product candidates, the FDA must decide whether to either accept or reject the submission for filing. We cannot be certain that any of these submissions will be accepted for filing and review by the FDA, or that the marketing approval application submissions to any other regulatory authorities will be accepted for filing and review by those authorities. We cannot be certain that we or our partners will be able to respond to any regulatory requests during the review period in a timely manner without delaying potential regulatory action. We also cannot be certain that any of our product candidates will receive favorable recommendations from any FDA advisory committee or foreign regulatory bodies or be approved for marketing by the FDA or foreign regulatory authorities. In addition, delays in approvals or rejections of marketing applications may be based upon many factors, including regulatory requests for additional analyses, reports, data and studies, regulatory questions regarding data and results, changes in regulatory policy during the period of product development and the emergence of new information regarding our product candidates or other products.

        Data obtained from preclinical studies and clinical trials are subject to different interpretations, which could delay, limit or prevent regulatory review or approval of any of our product candidates. In addition, as a routine part of the evaluation of any potential drug, clinical trials are generally conducted to assess the potential for drug-to-drug interactions that could impact potential product safety. To date, we have not been requested to perform drug-to-drug interaction studies on our topical product candidates, but any such request, which would be more typical with a systemic product candidate, may delay any potential product approval and may increase the expenses associated with clinical programs. Furthermore, regulatory attitudes towards the data and results required to demonstrate safety and efficacy can change over time and can be affected by many factors, such as the emergence of new information, including on other products, policy changes and agency funding, staffing and leadership. We do not know whether future changes to the regulatory environment will be favorable or unfavorable to our business prospects.

        In addition, the environment in which our regulatory submissions may be reviewed changes over time. For example, average review times at the FDA for NDAs have fluctuated over the last ten years, and we cannot predict the review time for any of our submissions with any regulatory authorities. Review times can be affected by a variety of factors, including budget and funding levels and statutory, regulatory and policy changes. Moreover, in light of widely publicized events concerning the safety risk of certain drug products, regulatory authorities, members of Congress, the Government Accounting Office, medical professionals and the general public have raised concerns about potential drug safety issues. These events have resulted in the withdrawal of drug products, revisions to drug labeling that further limit use of the drug products and establishment of risk evaluation and mitigation strategies, or REMS, that may, for instance, restrict distribution of drug products. The increased attention to drug safety issues may result in a more cautious approach by the FDA to clinical trials. Data from clinical trials may receive greater scrutiny with respect to safety, which may make the FDA or other regulatory authorities more likely to terminate clinical trials before completion, or require longer or additional clinical trials that may result in substantial additional expense, a delay or failure in obtaining approval or approval for a more limited indication than originally sought.

  Our use of boron chemistry to develop pharmaceutical product candidates is novel and may not prove successful in producing approved products. Undesirable side effects of any of our product candidates, or of boron-based drugs developed by others, may extend the time period required to obtain regulatory approval or harm market acceptance of our product candidates, if approved.

        All of our product development activities are centered around compounds containing boron. The use of boron chemistry to develop new drugs is largely unproven. If boron-based compounds developed by us or others have significant adverse side effects, regulatory authorities could require additional studies of our boron-based compounds, which could delay the timing of and increase the cost for regulatory approvals of our product candidates. Additionally, adverse side effects for other boron-based compounds could affect the willingness of third-party payors and medical providers to provide reimbursement for or use our boron-based drugs and could impact market acceptance of our products.

        Additionally, there can be no assurance that boron-based products will be free of significant adverse side effects. During clinical trials, a small number of our patients who received tavaborole experienced some skin irritation around their toenails and a few patients who received AN2728 experienced some skin irritation in the treated areas. If boron-based drug treatments result in significant adverse side effects, they may not be useful as therapeutic agents. If we are unable to develop products that are safe and effective using our boron chemistry platform, our business will be materially and adversely affected.

  If any of our product candidates for which we receive regulatory approval do not achieve broad market acceptance, the revenues that are generated from their sales will be limited.

        The commercial success of tavaborole, AN2728, or our other product candidates will depend upon the acceptance of these products among physicians, patients and the medical community. The degree of market acceptance of our product candidates will depend on a number of factors, including:

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  limitations or warnings contained in the FDA-approved labeling for our products;

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  changes in the standard of care for the targeted indications for any of our product candidates;

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  limitations in the approved indications for our product candidates;

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  lower demonstrated clinical safety or efficacy compared to other products;

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  occurrence of significant adverse side effects;

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  ineffective sales, marketing and distribution support;

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  lack of availability of reimbursement from managed care plans and other third-party payors;

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  timing of market introduction and perceived effectiveness of competitive products, including information provided in competitor products' package inserts;

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  lack of cost-effectiveness;

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  availability of alternative therapies with potentially advantageous results, or other products with similar results at similar or lower cost, including generics and over-the-counter products;

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  adverse publicity about our product candidates or favorable publicity about competitive products;

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  lack of convenience and ease of administration of our products; and

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  potential product liability claims.

        If our product candidates for human use are approved, but do not achieve an adequate level of acceptance by physicians, healthcare payors and patients, sufficient revenue may not be generated from these products, and we may not become or remain profitable. In addition, efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources and may never be successful. For example, Valeant Pharmaceuticals International, Inc., or Valeant, filed its NDA for IDP-108 in July 2012, and stated that IDP-108 has a Prescription Drug User Fee Act, or PDUFA date of May 24, 2013, the target date for FDA action on the IDP-108 NDA. If approved, IDP-108 may be the first to market with data that may be competitive with our data from tavaborole's Phase 3 studies. If IDP-108 reaches the market prior to tavaborole, the competitive position of tavaborole may be harmed significantly and the diminished value of tavaborole in such event could have a significant adverse effect on our commercial opportunity with tavaborole. Additionally, our product candidates intended for use against neglected diseases, such as AN5568, are not expected to generate significant revenues, if any.

  We have never marketed a drug before, and if we are unable to establish an effective sales force and marketing infrastructure or enter into acceptable third-party sales and marketing or licensing arrangements, we may not be able to commercialize our product candidates successfully.

        We may develop a sales and marketing infrastructure to market and sell our products in certain U.S. specialty markets. We currently do not have any sales, distribution and marketing capabilities, the development of which will require substantial resources and will be time consuming. We are currently evaluating the establishment of these capabilities, either internally or through a third-party contract sales organization, and these costs are expected to be incurred in advance of any approval of our product candidates. In addition, we may not be able to hire a sales force in the United States that is sufficient in size or has adequate expertise in the medical markets that we intend to target. If we are unable to establish our sales force and marketing capability, our operating results may be adversely affected. In addition, we plan to enter into sales and marketing or licensing arrangements with third parties for non-specialty markets in the United States and for international sales of any approved products. If we are unable to enter into any such arrangements on acceptable terms, or at all, we may be unable to market and sell our products in these markets.

  We expect that our existing and future product candidates will face competition and most of our competitors have significantly greater resources than we do.

        The pharmaceutical industry is highly competitive, with a number of established, large pharmaceutical companies, as well as many smaller companies. Most of these companies have significant financial resources, marketing capabilities and experience in obtaining regulatory approvals for product candidates. There are many pharmaceutical companies, biotechnology companies, public and private universities, government agencies and research organizations actively engaged in research and development of products that may target the same markets as our product candidates. We expect any future products we develop to compete on the basis of, among other things, product efficacy, price, lack of significant adverse side effects and convenience and ease of treatment. For example, tavaborole faces potential competition from Valeant's IDP-108, which is not only ahead of tavaborole in the regulatory approval process, but also would be marketed by a pharmaceutical company with significantly greater resources and commercial experience than we currently possess.

        Compared to us, many of our potential competitors have substantially greater:

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  resources, including capital, personnel and technology;

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  research and development capability;

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  clinical trial expertise;

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  regulatory expertise;

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  intellectual property portfolios;

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  expertise in prosecution of intellectual property rights;

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  manufacturing and distribution expertise; and

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  sales and marketing expertise.

        As a result of these factors, our competitors may obtain regulatory approval of their products more rapidly than we are able to or may obtain patent protection or other intellectual property rights that limit our ability to develop or commercialize our product candidates. Our competitors also may develop drugs that are more effective, more widely used and less costly than ours and also may be more successful than us in manufacturing and marketing their products.

  The dermatology and podiatry markets are competitive, which may adversely affect our ability to commercialize our dermatological product candidates.

        If tavaborole is approved for the treatment of onychomycosis, we anticipate that it would compete with other marketed nail fungal therapeutics including Lamisil, Sporanox, Penlac and generic versions of those compounds as well as lasers, which have received clearance from the FDA for the treatment of onychomycosis. Tavaborole also will compete against over-the-counter products and possibly various other devices under development for onychomycosis. If approved for the treatment of atopic dermatitis and/or psoriasis, AN2728 will compete against a number of approved topical treatments. For atopic dermatitis, competing treatments would include: combinations of antibiotics, antihistamines, topical corticosteroids and topical immunomodulators, such as Elidel (pimecrolimus) and Protopic (tacrolimus); and, for psoriasis, Taclonex (a combination of calcipotriene and the high potency corticosteroid, betamethasone dipropionate), Dovonex (calcipotriene), Tazorac (tazarotene) and generic versions, where available. AN2728 also would compete against systemic treatments for psoriasis, which include oral products such as Soriatane (acitretin), methotrexate and cyclosporine and injected biologic products such as Enbrel (etanercept), Remicade (infliximab), Stelara (ustekinumab), Simponi (golimumab), Amevive (alefacept) and Humira (adalimumab). A number of other treatments are used for psoriasis, including light-based treatments and non-prescription topical treatments.

        There are also several pharmaceutical product candidates under development that could potentially be used to treat onychomycosis and compete with tavaborole. The latest-stage development candidate is efinaconazole (also known as IDP-108), a novel topical triazole that completed Phase 3 development in December 2011 and was developed by Dow Pharmaceutical Sciences, Inc., or DPS, a wholly-owned subsidiary of Valeant. DPS licensed the triazole (also known as KP-103) from Kaken Pharmaceuticals in 2006. Valeant reported the results of its Phase 3 studies in November 2012. In its first study, 17.8% of patients treated with efinaconazole reached the endpoint of "complete cure," compared to 3.3% of patients treated with vehicle. In the second study, 15.2% of patients treated with efinaconazole reached the endpoint of "complete cure," compared to 5.5% of patients treated with vehicle. Valeant filed an NDA with the FDA in July 2012 and has a PDUFA date of May 24, 2013. On October 24, 2012, we filed a demand for arbitration with JAMS regarding a breach of contract dispute between Valeant and us, arising out of a master services agreement entered into by Anacor and DPS in March 2004 related to certain development services provided by DPS in connection with our efforts to develop our topical antifungal product candidate for the treatment of onychomycosis. We have asserted claims for breach of contract, breach of fiduciary duty, intentional interference with prospective business advantage and unfair competition. We are seeking injunctive relief and damages of at least $215.0 million. The hearing for the preliminary injunction has been set for May 6 - 8, 2013 and the final hearing is scheduled for September 9 - 12, 2013. We have reviewed our position carefully and believe that we have meritorious claims; however, we will need to prove such claims in the arbitration hearings.

        Other late-stage development candidates include an undisclosed topical product candidate in Phase 3 development by Promius Pharma, LLC, a wholly-owned subsidiary of Dr. Reddy's Laboratories, and a topical reformulation of terbinafine in Phase 3 development by Celtic Pharma Management L.P. There are also several companies pursuing various devices for onychomycosis, including laser technology. For example, at least four lasers have received FDA clearance for the treatment of onychomycosis. In addition, there are a number of earlier stage therapeutics and devices in various stages of development for the treatment of onychomycosis. For example, in July 2012, Topica Pharmaceuticals began enrolling a 300-patient Phase 2b/3 safety and efficacy study with topical luliconazole.

        Even if a generic product or an over-the-counter product is less effective than our product candidates, a less effective generic or over-the-counter product may be more quickly adopted by health insurers and patients than our competing product candidates based upon cost or convenience. In addition, each of our product candidates may compete against product candidates currently under development by other companies.

  Reimbursement decisions by third-party payors may have an adverse effect on pricing and market acceptance. If there is not sufficient reimbursement for our products, it is less likely that our products will be widely used.

        Successful commercialization of pharmaceutical products usually depends on the availability of adequate coverage and reimbursement from third-party payors. Patients or healthcare providers who purchase drugs generally rely on third-party payors to reimburse all or part of the costs associated with such products. Adequate coverage and reimbursement from governmental payors, such as Medicare and Medicaid, and commercial payors, such as HMOs and insurance companies, can be essential to new product acceptance.

        Current treatments for onychomycosis are often not reimbursed by third-party payors. We do not know the extent to which tavaborole will be reimbursed if it is approved. Reimbursement decisions by third-party payors may have an effect on pricing and market acceptance. Our other product candidates, such as AN2728, also will be subject to uncertain reimbursement decisions by third-party payors. Our products are less likely to be used if they do not receive adequate reimbursement.

        The market for our product candidates may depend on access to third-party payors' drug formularies, or lists of medications for which third-party payors provide coverage and reimbursement. Industry competition to be included in such formularies results in downward pricing pressures on pharmaceutical companies. Third-party payors may refuse to include a particular branded drug in their formularies when a competing generic product is available.

        All third-party payors, whether governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In addition, in the United States, no uniform policy of coverage and reimbursement for medicines exists among all these payors. Therefore, coverage of and reimbursement for drugs can differ significantly from payor to payor and can be difficult and costly to obtain.

        Virtually all countries regulate or set the prices of pharmaceutical products, which is a separate determination from whether a particular product will be subject to reimbursement under that government's health plans. There are systems for reimbursement and pricing approval in each country and moving a product through those systems is time consuming and expensive.

  Healthcare policy changes, including the Healthcare Reform Act, may have a material adverse effect on us.

        Healthcare costs have risen significantly over the past decade. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, the Healthcare Reform Act, substantially changes the way healthcare is financed by both governmental and private insurers and significantly impacts the pharmaceutical industry. The Healthcare Reform Act contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse, which will impact existing government healthcare programs and will result in the development of new programs, including Medicare payment for performance initiatives and improvements to the physician quality reporting system and feedback program. We anticipate that if we obtain approval for our products, some of our revenue may be derived from U.S. government healthcare programs, including Medicare. In addition, the Healthcare Reform Act imposes a non-deductible excise tax on pharmaceutical manufacturers or importers who sell "branded prescription drugs," which includes innovator drugs and biologics (excluding orphan drugs or generics) to U.S. government programs. We expect that the Healthcare Reform Act and other healthcare reform measures that may be adopted in the future could have a material adverse effect on our industry generally and our ability to successfully commercialize our products or could limit or eliminate our spending on development projects.

        In addition to the Healthcare Reform Act, there will continue to be proposals by legislators at both the federal and state levels, regulators and third-party payors to keep these costs down while expanding individual healthcare benefits. Certain of these changes could impose limitations on the prices we will be able to charge for any products that are approved or the amounts of reimbursement available for these products from governmental agencies or third-party payors or may increase the tax requirements for life sciences companies such as ours. While it is too early to predict what effect the recently enacted Healthcare Reform Act or any future legislation or regulation will have on us, such laws could have a material adverse effect on our business, financial position and results of operations.

  We expect that a portion of the market for our products will be outside the United States. Our product candidates may never receive approval or be commercialized outside of the United States.

        We plan to enter into sales and marketing arrangements with third parties for international sales of any approved products. To market and commercialize any product candidates outside of the United States, we or any third parties that are marketing or selling our products must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The regulatory approval process in other countries may include all of the risks detailed above regarding failure to obtain FDA approval in the United States as well as other risks. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval could have the same adverse effects detailed above regarding FDA approval in the United States. As described above, such effects include the risks that our product candidates may not be approved for all indications requested, or at all, which could limit the uses of our product candidates and have an adverse effect on product sales and potential royalties, and that such approval may be subject to limitations on the indicated uses for which the product may be marketed or require costly post-marketing follow-up studies.

  Even if our product candidates receive regulatory approval, we may still face future development and regulatory difficulties.

        Even if regulatory approval is obtained for any of our product candidates, regulatory authorities may still impose significant restrictions on a product's indicated uses or marketing or impose ongoing requirements for potentially costly post-approval studies. Given the number of high profile adverse safety events with certain drug products, regulatory authorities may require, as a condition of approval, costly risk evaluation and mitigation strategies, which may include safety surveillance, restricted distribution and use, patient education, enhanced labeling, expedited reporting of certain adverse events, pre-approval of promotional materials and restrictions on direct-to-consumer advertising. For example, any labeling approved for any of our product candidates may include a restriction on the term of its use, or it may not include one or more of our intended indications. Furthermore, any new legislation addressing drug safety issues could result in delays or increased costs during the period of product development, clinical trials and regulatory review and approval, as well as increased costs to assure compliance with any new post-approval regulatory requirements. Any of these restrictions or requirements could force us or our partners to conduct costly studies.

        Our product candidates also will be subject to ongoing regulatory requirements for the labeling, packaging, storage, advertising, promotion, record-keeping and submission of safety and other post-market information on the drug. In addition, approved products, manufacturers and manufacturers' facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to current Good Manufacturing Practices, or cGMP. As such, we and our contract manufacturers are subject to continual review and periodic inspections to assess compliance with cGMP. Accordingly, we and others with whom we work must continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production and quality control. We also will be required to report certain adverse reactions and production problems, if any, to the FDA and to comply with certain requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product's approved label. As such, we may not promote our products for indications or uses for which they do not have approval.

        If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured or disagrees with the promotion, marketing or labeling of a product, a regulatory agency may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If our product candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

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  issue warning letters;

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  mandate modifications to promotional materials or require us to provide corrective information to healthcare practitioners;

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  require us or our partners to enter into a consent decree, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

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  impose other civil or criminal penalties;

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  suspend regulatory approval;

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  suspend any ongoing clinical trials;

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  refuse to approve pending applications or supplements to approved applications filed by us, our partners or our potential future partners;

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  impose restrictions on operations, including costly new manufacturing requirements; or

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  seize or detain products or require a product recall.

  Guidelines and recommendations published by various organizations may affect the use of our products.

        Government agencies may issue regulations and guidelines directly applicable to us, our partners or our potential future partners and our product candidates. In addition, professional societies, practice management groups, private health/science foundations and organizations involved in various diseases from time to time publish guidelines or recommendations to the healthcare and patient communities. These various sorts of recommendations may relate to such matters as product usage, dosage, route of administration and use of related or competing therapies. Changes to these recommendations or other guidelines advocating alternative therapies could result in decreased use of our products, which may adversely affect our results of operations.

Risks Related to Our Dependence on Third Parties

  We are dependent on our existing third party collaborations to fund additional development opportunities and expect to continue to expend resources in our current collaborations with GSK, Lilly and Medicis. These research collaborations may fail to successfully identify product candidates, or our collaboration partners may elect not to license, develop or commercialize any of the resulting compounds, including, in the case of GSK, compounds in development by us with respect to which GSK has option rights. In the event our collaborator does not elect to exercise its option or elects not to develop or commercialize our collaboration product candidates, our operating results and financial condition could be materially and adversely affected.

        We currently have three significant ongoing collaboration agreements: an October 2007 research and development collaboration, option and license agreement with GSK for the discovery, development, manufacture and worldwide commercialization of novel systemic anti-infectives for bacterial diseases utilizing our boron-based chemistry; an August 2010 collaborative research, license and commercialization agreement with Lilly for the discovery, development, and worldwide commercialization of animal health products for specific applications; and a February 2011 research and development option and license agreement with Medicis, or the Medicis Agreement, for the discovery, development, and worldwide commercialization of novel boron-based compounds directed against a specific target for the treatment of acne.

        During the research terms of the collaborations, we and, in some cases, our partner are committed to use our diligent efforts to discover and develop compounds and to provide specified resources, on a project-by-project basis. We are either reimbursed for our research costs, or each party is responsible for its own research costs, but in all cases we expect to continue to expend resources on the collaborations. If we fail to successfully identify product candidates or, in some cases, demonstrate proof-of-concept for those product candidates we identify, our operating results and financial condition could be materially and adversely affected. In addition, we may mutually agree with our collaboration partner not to pursue all of the research activities contemplated under the applicable agreement. Our collaboration partners have the option, but are not required, to exclusively license or select for further development certain product candidates under the agreement once the product candidate meets specified criteria, subject to continuing obligations to make milestone payments and royalty payments on commercial sales, if any, of such licensed compounds. Typically, the collaboration partner is obligated to make payments to us upon the achievement of certain initial discovery and developmental milestones, but further, more significant milestone payments are payable only on compounds that the partner chooses to license or develop. If we devote significant resources to a research project and our collaboration partner elects not to exercise its option with respect to any resulting product candidates or elects not to develop such candidates, our financial condition could be materially and adversely affected. In certain cases, if our partner does not exercise a given option or terminates development, we may request a license to develop and commercialize products containing the relevant compounds. If we make such a request, we will be obligated to make certain milestone and royalty payments to the partner upon development and commercialization of such products.

        If our collaboration partner elects to license or develop a compound, like Lilly has with our two compounds, the partner assumes sole responsibility for further development, regulatory approval and commercialization of such compound. Thus, with respect to compounds that our partner chooses to develop, the timing of development and future payments to us, including milestone and royalty payments, will depend on the extent to which such licensed compounds advance through development, regulatory approval and commercialization by our partner. Additionally, our partner can choose to terminate the agreement with a specified notice period or its license to any compounds at any time with no further obligation to develop and commercialize such compounds. In such event, we would not be eligible to receive further payments for the affected compounds. We would retain rights to develop and market any such product candidates. However, we would be required to fund further development and commercialization ourselves or with other partners if we continue to pursue these product candidates and, in some cases, would owe our previous partner royalties if we succeeded in commercializing any such product candidates. For example, in October 2012, GSK discontinued clinical development of AN3365. All rights to AN3365 have reverted to us and, if we elect to further develop this compound, we would be solely responsible for all development and commercialization efforts and would owe GSK royalties if we succeeded in commercializing this product candidate.

        If our partner does not devote sufficient resources to the research, development and commercialization of compounds identified through our research collaboration, or is ineffective in doing so, our operating results could be materially and adversely affected. In particular, if our partner independently develops products that compete with our compounds, it could elect to advance such products and not develop or commercialize our product candidates, even while complying with applicable exclusivity provisions. We cannot assure you that our collaboration partners will fulfill their obligations under the agreements or develop and commercialize compounds identified by the research collaborations. If our partners fail to fulfill their obligations under the agreements or terminate the agreements, we would need to obtain the capital necessary to fund the development and commercialization of the returned compounds, enter into alternative arrangements with a third party or halt our development efforts in these areas. We also could become involved in disputes with our partners, which could lead to delays in or termination of the research collaborations or the development and commercialization of identified product candidates and time-consuming and expensive litigation or arbitration. If our partners terminate or breach their agreements with us or otherwise do not advance the compounds identified by our research collaborations, our chances of successfully developing or commercializing such compounds could be materially and adversely affected. For example, on November 28, 2012, we filed an arbitration demand alleging breach of contract by Medicis under the Medicis Agreement and seeking damages related to payment for the achievement of certain preclinical milestones under that agreement. On December 11, 2012, apparently in reaction to our filing the arbitration demand, Medicis filed a complaint for breach of the Medicis Agreement and a motion for preliminary injunction in the Delaware Court of Chancery seeking to enjoin us from prosecuting our claims through arbitration and to require us to continue to use diligent efforts to conduct research and development under the Medicis Agreement. On January 16, 2013, we filed a motion requesting that the Delaware Court of Chancery dismiss the Medicis suit and send the dispute back to arbitration. On February 15, 2013, Medicis filed a brief in opposition to our motion to dismiss in favor of arbitration. On March 4, 2013, we filed a reply brief in support of our motion to dismiss. We intend to vigorously enforce our rights under the Medicis Agreement and believe we have meritorious defenses against Medicis' filed complaint and motion. Medicis was acquired by Valeant in December 2012.

  We may not be successful in establishing and maintaining development and commercialization collaborations, which could adversely affect our ability to develop certain of our product candidates and our financial condition and operating results.

        Developing pharmaceutical products, conducting clinical trials, obtaining regulatory approval, establishing manufacturing capabilities and marketing approved products is expensive. Consequently, we plan to establish collaborations for development and commercialization of product candidates and research programs. For example, if tavaborole, AN2728 or any of our other product candidates receives marketing approval, we intend to enter into sales and marketing arrangements with third parties for non-specialty markets in the United States and for international sales, and to develop our own sales force targeting podiatrists, dermatologists and other specialty markets in the United States. If we are unable to enter into any such arrangements on acceptable terms, or at all, we may be unable to market and sell our products in these markets. We expect to face competition in seeking appropriate collaborators. Moreover, collaboration arrangements are complex and time consuming to negotiate, document and implement and they may require substantial resources to maintain. We may not be successful in our efforts to establish and implement collaborations or other alternative arrangements for the development of our product candidates. When we partner with a third party for development and commercialization of a product candidate, we can expect to relinquish to the third party some or all of the control over the future success of that product candidate. Our collaboration partner may not devote sufficient resources to the commercialization of our product candidates or may otherwise fail in their commercialization. The terms of any collaboration or other arrangement that we establish may not be favorable to us. In addition, any collaboration that we enter into may be unsuccessful in the development and commercialization of our product candidates. In some cases, we may be responsible for continuing preclinical and initial clinical development of a partnered product candidate or research program, and the payment we receive from our collaboration partner may be insufficient to cover the cost of this development. If we are unable to reach agreements with suitable collaborators for our product candidates, we could face increased costs, we may be forced to limit the number of our product candidates we can commercially develop or the territories in which we commercialize them and we might fail to commercialize products or programs for which a suitable collaborator cannot be found. If we fail to achieve successful collaborations, our operating results and financial condition will be materially and adversely affected.

  We depend on third-party contractors for a substantial portion of our operations and may not be able to control their work as effectively as if we performed these functions ourselves.

        We outsource substantial portions of our operations to third-party service providers, including chemical synthesis, biological screening and manufacturing and the conduct of our clinical trials and various preclinical studies. Our agreements with third-party service providers and clinical research organizations are on a study-by-study basis and are typically short-term. In all cases, we may terminate the agreements with notice and are responsible for the supplier's previously incurred costs.

        Because we have relied on third parties, our internal capacity to perform these functions is limited. Outsourcing these functions involves risk that third parties may not perform to our standards, may not produce results in a timely manner or may fail to perform at all. In addition, the use of third-party service providers requires us to disclose our proprietary information to these parties, which could increase the risk that this information will be misappropriated. There are a limited number of third-party service providers that have the expertise required to achieve our business objectives. Identifying, qualifying and managing performance of third-party service providers can be difficult and time consuming and could cause delays in our development programs. We currently have a small number of employees, which limits the internal resources we have available to identify and monitor our third-party providers. To the extent we are unable to identify, retain and successfully manage the performance of third-party service providers in the future, our business may be adversely affected.

  We have no experience manufacturing our product candidates on a large clinical or commercial scale and have no manufacturing facility. As a result, we are dependent on third parties for the manufacture of our product candidates and our supply chain, and if we experience problems with any of these suppliers, the manufacturing of our product candidates or products could be delayed.

        We do not own or operate facilities for the manufacture of our product candidates. We have a small number of personnel with experience in drug product manufacturing. We currently outsource all manufacturing and packaging of our preclinical and clinical product candidates to third parties and intend to continue to do so. If tavaborole is approved, the inability to manufacture sufficient supplies of the drug product could adversely affect product commercialization. We also outsource to third parties the active ingredient and drug product manufacturing for AN2728 and our other product candidates. We currently do not have any agreements with third-party manufacturers for the long-term commercial supply of our product candidates, including tavaborole. We may be unable to enter into agreements for commercial supply with third party manufacturers, or may be unable to do so on acceptable terms. We may not be able to establish additional sources of supply for our products. Such suppliers are subject to regulatory requirements, covering manufacturing, testing, quality control and record keeping relating to our product candidates and also are subject to ongoing inspections by the regulatory agencies. Failure by any of our suppliers to comply with applicable regulations may result in long delays and interruptions to our product candidate supply while we seek to secure another supplier that meets all regulatory requirements.

        Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured the product candidates ourselves, including:

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  the possible breach of the manufacturing agreements by the third parties because of factors beyond our control; and

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  the possibility of termination or nonrenewal of the agreements by the third parties because of our breach of the manufacturing agreement or based on their own business priorities.

        Any of these factors could result in delays or higher costs in connection with our clinical trials, regulatory submissions, required approvals or commercialization of our products.

  If we lose our relationships with contract research organizations, our drug development efforts could be delayed.

        We are substantially dependent on third-party vendors and contract research organizations for preclinical studies and clinical trials related to our drug discovery and development efforts. If we lose our relationship with any one or more of these providers, we could experience a significant delay in both identifying another comparable provider and then contracting for its services, which could adversely affect our development efforts. We may be unable to retain an alternative provider on reasonable terms, or at all. Even if we locate an alternative provider, it is likely that this provider will need additional time to respond to our needs and may not provide the same type or level of services as the original provider. In addition, any contract research organization that we retain will be subject to the FDA's regulatory requirements and similar foreign standards and we do not have control over compliance with these regulations by these providers. Consequently, if these practices and standards are not adhered to by these providers, the development and commercialization of our product candidates could be delayed, which could severely harm our business and financial condition.

Risks Relating to Our Intellectual Property

  It is difficult and costly to protect our proprietary rights, and we may not be able to ensure their protection.

        Our commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection of our current and future product candidates and the methods used to manufacture them, as well as successfully defending these patents against third-party challenges. Our ability to stop third parties from making, using, selling, offering to sell or importing our products is dependent upon the extent to which we have rights under valid and enforceable patents or trade secrets that cover these activities.

        The patent positions of pharmaceutical companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in pharmaceutical patents has emerged to date in the United States or in many foreign jurisdictions. Changes in either the patent laws or in interpretations of patent laws in the United States and foreign jurisdictions may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be enforced in the patents that we currently own or that may be issued from the applications we have filed or may file in the future or that we may license from third parties. Further, if any patents we obtain or license are deemed invalid and unenforceable, it could impact our ability to commercialize or license our technology.

        The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

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  others may be able to make compounds that are similar to our product candidates but that are not covered by the claims of our patents;

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  we might not have been the first to make the inventions covered by our pending patent applications;

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  we might not have been the first to file patent applications for these inventions;

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  others may independently develop similar or alternative technologies or duplicate any of our technologies;

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  any patents that we obtain may not provide us with any competitive advantages;

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  we may not develop additional proprietary technologies that are patentable; or

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  the patents of others may have an adverse effect on our business.

        As of February 1, 2013, we are the owner of record of 14 issued U.S. patents and 15 non-U.S. patents with claims to boron-containing compounds, methods of making these compounds or methods of using these compounds in various indications. We are actively pursuing, either solely or with a collaborator, 24 U.S. patent applications (2 provisional and 22 non-provisional), 4 international (PCT) patent applications and 135 non-U.S. patent applications in at least 39 jurisdictions. Of these actively pursued applications, 1 non-provisional U.S. patent application and 16 non-U.S. patent applications are solely owned by a collaborator.

        Due to the patent laws of a country, or the decisions of a patent examiner in a country, or our own filing strategies, we may not obtain patent coverage for all of the product candidates or methods involving these candidates in the parent patent application. We plan to pursue divisional patent applications and/or continuation patent applications in the United States and many other countries to obtain claim coverage for inventions that were disclosed but not claimed in the parent patent application.

        There have been numerous changes to the patent laws and proposed changes to the rules of the U.S. Patent and Trademark Office, or USPTO, which may have a significant impact on our ability to protect our technology and enforce our intellectual property rights. For example, in September 2011, President Obama signed the America Invents Act that codifies several significant changes to the U.S. patent laws, including, among other things, changing from a "first to invent" to a "first inventor to file" system, limiting where a patent holder may file a patent suit, requiring the apportionment of patent damages, replacing interference proceedings with derivation actions and creating a post-grant opposition process to challenge patents after they have been issued. The effects of these changes are currently unclear as the USPTO must still implement various regulations, the courts have yet to address any of these provisions and the applicability of the act and new regulations on specific patents discussed herein have not been determined and would need to be reviewed.

        We also may rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Our patent applications would not prevent others from taking advantage of the chemical properties of boron to discover and develop new therapies, including therapies for the indications we are targeting. If others seek to develop boron-based therapies, their research and development efforts may inhibit our ability to conduct research in certain areas and to expand our intellectual property portfolio.

  We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to enforce or protect our rights to, or use, our technology.

        If we choose to go to court to stop another party from using the inventions claimed in any patents we obtain, that individual or company has the right to ask the court to rule that such patents are invalid or should not be enforced against that third party. These lawsuits are expensive and would consume time and resources and divert the attention of managerial and scientific personnel even if we were successful in stopping the infringement of such patents. In addition, there is a risk that the court will decide that such patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that, even if the validity of such patents is upheld, the court will refuse to stop the other party on the grounds that such other party's activities do not infringe our rights to such patents. In addition, the U.S. Supreme Court has recently modified some tests used by the USPTO in granting patents over the past 20 years, which may decrease the likelihood that we will be able to obtain patents and increase the likelihood of challenge of any patents we obtain or license.

        Furthermore, a third party may claim that we or our manufacturing or commercialization partners are using inventions covered by the third party's patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our product candidates. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and scientific personnel. There is a risk that a court would decide that we or our commercialization partners are infringing the third party's patents and would order us or our partners to stop the activities covered by the patents. In that event, we or our commercialization partners may not have a viable way around the patent and may need to halt commercialization of the relevant product. In addition, there is a risk that a court will order us or our partners to pay the other party damages for having violated the other party's patents. In the future, we may agree to indemnify our commercial partners against certain intellectual property infringement claims brought by third parties.

        The pharmaceutical and biotechnology industries have produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid, and we may not be able to do this. Proving invalidity is difficult. For example, in the United States, proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

        Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our pending applications, or that we were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our patent applications, which could further require us to obtain rights to issued patents covering such technologies. If another party has filed a U.S. patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the USPTO to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful if, unbeknownst to us, the other party had independently arrived at the same or similar invention prior to our own invention, resulting in a loss of our U.S. patent position with respect to such inventions.

        Patents covering the composition of matter of tavaborole and AN2718 that were owned by others have expired. Our patent applications and patents include or support claims on other aspects of tavaborole or AN2718, such as pharmaceutical formulations containing tavaborole or AN2718, methods of using tavaborole or AN2718 to treat disease and methods of manufacturing tavaborole or AN2718. Without patent protection on the composition of matter of tavaborole or AN2718, our ability to assert our patents to stop others from using or selling tavaborole or AN2718 in a non-pharmaceutically acceptable formulation may be limited.

        Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations. For example, in our current legal proceedings with Valeant regarding IDP-108, we have spent considerable resources, including management time, in the proceedings and we expect that, as we move closer to arbitration hearings, the costs will increase. Notwithstanding our commitment to move forward, Valeant has significantly more resources than we do and in any event there can be no assurance that our efforts in this proceeding will be successful.

  We do not have exclusive rights to intellectual property we developed under U.S. federally funded research grants and contracts in connection with certain of our neglected diseases initiatives, and, in the case of U.S. funded research, we could ultimately lose the rights we do have under certain circumstances.

        Some of our intellectual property rights related to compounds that are not in clinical development as of February 1, 2013 were initially developed in the course of research funded by the U.S. government. As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future products pursuant to the Bayh-Dole Act of 1980. Government rights in certain inventions developed under a government-funded program include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right to require us to grant exclusive licenses to any of these inventions to a third party if they determine that: (i) adequate steps have not been taken to commercialize the invention; (ii) government action is necessary to meet public health or safety needs; or (iii) government action is necessary to meet requirements for public use under federal regulations. The U.S. government also has the right to take title to these inventions if we fail to disclose the invention to the government and fail to file an application to register the intellectual property within specified time limits. In addition, the U.S. government may acquire title in any country in which a patent application is not filed within specified time limits.

        Some of our intellectual property rights related to boron-containing compounds that are in clinical development as of February 1, 2013 were developed through collaborations. We accept research funding from DNDi. We have a co-exclusive, royalty-free, sublicensable license with DNDi to make, use, import and manufacture products for treatment of human African trypanosomiasis, Chagas disease and cutaneous and visceral leishmaniasis in humans in all countries of the world, specifically excluding Japan, Australia, New Zealand, Russia, China and all countries of North America and Europe, or DNDi Territory. We also grant to DNDi an exclusive, royalty-free, sublicensable license to distribute, including uses by, or on behalf of, a public sector agency, products containing molecules synthesized under the research plan for treatment of human African trypanosomiasis, Chagas disease and cutaneous and visceral leishmaniasis in humans in the DNDi Territory. As a result, we may not be able to realize any revenue in the DNDi Territory for any human therapeutics that we discover for these diseases. In March 2012, DNDi initiated a Phase 1 clinical trial for AN5568 in France. AN5568 is being developed for the treatment of sleeping sickness, or HAT. As of February 1, 2013, the boron-containing compounds being studied in this collaboration are structurally distinct from our other clinical product candidates. As of February 1, 2013, none of our other clinical product candidates are being considered for use in the DNDi collaboration. Some of our intellectual property rights related to boron-containing compounds that are not in clinical development as of February 1, 2013 were developed through a collaboration with Medicines for Malaria Venture, or MMV. We accept research and development funding from MMV, and we provide MMV with a worldwide, royalty-free non-exclusive license (without the right to sublicense, except with prior Anacor written approval) to intellectual property rights arising under the collaboration to develop human therapeutics for the treatment of malaria under our research and development agreements with MMV. In September 2011, we amended the MMV agreements to include an exclusive license to GSK to further develop certain of the compounds under development through our collaboration with MMV. As of February 1, 2013, the boron-containing compounds under development in this collaboration are structurally distinct from our clinical product candidates. As of February 1, 2013, none of our clinical product candidates are being considered for use in the MMV collaboration.

  We do not have exclusive rights to certain intellectual property as our rights to certain patents and molecules in our collaborations are jointly owned with our collaborators.

        We jointly own 1 provisional U.S. patent application and 1 non-provisional U.S. patent application with a collaborator, and have a license under 1 non-provisional U.S. patent application and 16 non-U.S. patent applications solely owned by the collaborator. Under a separate collaboration, we jointly own 2 non-provisional U.S. patent applications, 2 international (PCT) patent applications, and 14 non-U.S. patent applications with claims to boron-containing compounds.

Risks Related to Employee Matters and Managing Growth

  We may need to expand certain of our operations and increase the size of our company, and we may experience difficulties in managing growth.

        As we increase the number of product development programs we have underway and advance our product candidates through preclinical studies, clinical trials and commercialization, we will need to increase our product development, scientific, marketing, sales and administrative headcount to manage these efforts. Our management, personnel and systems currently in place may not be adequate to support this future growth. Our need to effectively manage our operations, growth and various projects requires that we:

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  successfully attract and recruit new employees with the expertise and experience we will require;

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  manage our clinical programs effectively, which we anticipate being conducted at numerous clinical sites;

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  develop a marketing and sales infrastructure; and

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  continue to develop our operational, financial and management controls, reporting systems and procedures.

        If we are unable to successfully manage this growth, our business may be adversely affected.

  We may not be able to manage our business effectively if we are unable to attract and retain key personnel.

        We may not be able to attract or retain qualified management, finance, scientific and clinical personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses, particularly in Northern California. If we are not able to attract and retain necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the achievement of our development objectives, our ability to raise additional capital and our ability to implement our business strategy.

        Our industry has experienced a high rate of turnover of management personnel in recent years. We are highly dependent on the development, regulatory, commercialization and business development expertise of our executive officers and key employees. If we lose one or more of our executive officers or key employees, our ability to implement our business strategy successfully could be seriously harmed. We have entered into change of control and severance agreements with each of our officers as part of our retention efforts. Replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to develop, gain regulatory approval of and commercialize products successfully. Competition to hire from this limited pool is intense, and we may be unable to hire, train, motivate or retain these additional key personnel. Our failure to retain key personnel could materially harm our business.

  If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired, which would adversely affect our business and our stock price.

        We operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the related rules and regulations of the Securities and Exchange Commission, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. The growth of our operations and our initial public offering created a need for additional resources within the accounting and finance functions in order to produce timely financial information and to create the level of segregation of duties customary for a U.S. public company.

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Our management does not expect that our internal control over financial reporting will prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within our company will have been detected.

        We were required to comply with Section 404 of the Sarbanes-Oxley Act, or Section 404, in connection with the Annual Report on Form 10-K for the year ending December 31, 2012. We have expended significant resources to develop the necessary documentation and testing procedures required by Section 404. We cannot be certain that the actions we have taken to improve our internal control over financial reporting will be sufficient, and if we are unable to produce accurate financial statements on a timely basis, investors could lose confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline and make it more difficult for us to finance our operations and growth.

Other Risks Relating to Our Business

  We face potential product liability exposure, and if successful claims are brought against us, we may incur substantial liability for a product candidate and may have to limit its commercialization.

        The use of our product candidates in clinical trials and the sale of any products for which we may obtain marketing approval expose us to the risk of product liability claims. Product liability claims may be brought against us or our partners by participants enrolled in our clinical trials, patients, healthcare providers or others using, administering or selling our products. If we cannot successfully defend ourselves against any such claims, we would incur substantial liabilities. Regardless of merit or eventual outcome, product liability claims may result in:

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  withdrawal of clinical trial participants;

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  termination of clinical trial sites or entire trial programs;

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  costs of related litigation;

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  substantial monetary awards to patients or other claimants;

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  decreased demand for our product candidates and loss of revenues;

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  impairment of our business reputation;

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  diversion of management and scientific resources from our business operations; and

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  the inability to commercialize our product candidates.

        We have obtained limited product liability insurance coverage for our clinical trials domestically and in selected foreign countries where we are conducting clinical trials. Our coverage is currently limited to $5.0 million per occurrence and $5.0 million in the aggregate per year, as well as additional local country product liability coverage for trials conducted outside of the U.S. as required by the local country regulations. As such, our insurance coverage may not reimburse us or may not be sufficient to reimburse us for any expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive, and, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to product liability. We intend to expand our insurance coverage for products to include the sale of commercial products if we obtain marketing approval for our product candidates in development, but we may be unable to obtain commercially reasonable product liability insurance for any products approved for marketing. Large judgments have been awarded in class action lawsuits based on drugs that had unanticipated side effects. A successful product liability claim or series of claims brought against us, particularly if judgments exceed our insurance coverage, could decrease our cash and adversely affect our business.

  Our operations involve hazardous materials, which could subject us to significant liabilities.

        Our research and development processes involve the controlled use of hazardous materials, including chemicals. Our operations produce hazardous waste products. We cannot eliminate the risk of accidental contamination or discharge or injury from these materials. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. We could be subject to civil damages in the event of exposure of individuals to hazardous materials. In addition, claimants may sue us for injury or contamination that results from our use of these materials and our liability may exceed our total assets. We have general liability insurance coverage of up to $5.0 million per occurrence, with an annual aggregate limit of $6.0 million, which excludes pollution liability. This coverage may not be adequate to cover all claims related to our biological or hazardous materials. Furthermore, if we were to be held liable for a claim involving our biological or hazardous materials, this liability could exceed our insurance coverage, if any, and our other financial resources. Compliance with environmental and other laws and regulations may be expensive and current or future regulations may impair our research, development or production efforts.

        In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

  Our insurance policies are expensive and protect us only from some business risks, which will leave us exposed to significant uninsured liabilities.

        We do not carry insurance for all categories of risk that our business may encounter. For example, we do not carry earthquake insurance. In the event of a major earthquake in our region, our business could suffer significant and uninsured damage and loss. Some of the policies we currently maintain include general liability, employment practices liability, property, auto, workers' compensation, products liability and directors' and officers' insurance. We do not know, however, if we will be able to maintain existing insurance with adequate levels of coverage. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our cash position and results of operations.

Risks Relating to Owning Our Common Stock

  Our executive officers, directors and principal stockholders have the ability to control all matters submitted to our stockholders for approval.

        As of February 15, 2013, our executive officers, directors and stockholders who own more than 5% of our outstanding common stock, together beneficially own shares representing approximately 70% of our common stock based on reports filed with the SEC. As a result, if these stockholders were to choose to act together, they would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, will control the election of directors and approval of any merger, consolidation, sale of all or substantially all of our assets or other business combination or reorganization. This concentration of voting power could delay or prevent an acquisition of us on terms that other stockholders may desire. The interests of this group of stockholders may not always coincide with your interests or the interests of other stockholders and they may act in a manner that advances their best interests and not necessarily those of other stockholders, including seeking a premium value for their common stock, and might affect the prevailing market price for our common stock.

  If we raise additional capital by issuing securities in the future, it will cause dilution to existing stockholders and may cause our share price to decline.

        We may raise additional funds through the issuance and sale of additional shares of our common stock or other securities convertible into or exchangeable for our common stock. For example, in January 2013, we entered into an equity distribution agreement with Wedbush Securities Inc., or Wedbush, pursuant to which we may issue and sell shares of our common stock having an aggregate offering price up to $25.0 million, from time to time. The number of shares ultimately offered for sale by Wedbush is dependent upon the number of shares that we elect to sell through Wedbush under the agreement. Depending upon market liquidity at the time, sales of shares of our common stock through Wedbush under the agreement may cause the trading price of our common stock to decline.

        To the extent that we raise additional capital by issuing equity securities under the agreement with Wedbush or otherwise, our stockholders will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.

  Sales of our common stock in the "at the market" offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

        We may issue shares of our common stock with aggregate sales proceeds of up to $25.0 million from time to time in connection with the "at the market" offering. Through April 22, we sold shares of our common stock for net proceeds of approximately $1.3 million and currently have approximately $23.6 million potentially remaining available for sale under our "at the market" offering and the issuance from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price for our common stock.

  We do not anticipate paying cash dividends, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

        We do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our common stock, which may never occur, will provide a return to stockholders. Investors seeking cash dividends should not invest in our common stock. In addition, our ability to pay cash dividends is currently prohibited by the terms of our loan and security agreement with Oxford and Horizon.

  Our share price may be volatile and could decline significantly.

        The market price of shares of our common stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

  •
  results of our clinical trials;

  •
  results of clinical trials of our competitors' products;

  •
  regulatory actions with respect to our products or our competitors' products;

  •
  actual or anticipated fluctuations in our financial condition and operating results;

  •
  actual or anticipated changes in our product sales growth rates relative to those of our competitors;

  •
  actual or anticipated fluctuations in our competitors' operating results or changes in their product sales growth rates;

  •
  competition from existing products or new products that may emerge;

  •
  announcements by us, our collaborators or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

  •
  issuance of new or updated research or reports by securities analysts;

  •
  fluctuations in the valuation of companies perceived by investors to be comparable to us;

  •
  share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

  •
  additions or departures of key management or scientific personnel;

  •
  disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

  •
  announcement or expectation of additional financing efforts;

  •
  sales of our common stock by us, our insiders or our other stockholders;

  •
  market conditions for biopharmaceutical stocks in general; and

  •
  general economic and market conditions.

        Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our common stock. You may not realize any return on an investment in us and may lose some or all of your investment.

  We may be subject to securities litigation, which is expensive and could divert management attention.

        Our share price may be volatile, and in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could seriously harm our business.

  A significant portion of our total outstanding shares of common stock is subject to demand registration rights, which could require us to register such shares for public sale at the holders' option.

        Holders of shares of our common stock who are party to an investors' rights agreement and a registration rights agreement with us, and holders of shares who are party to another agreement with us have rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

  As a public company, we are subject to additional expenses and administrative burden.

        As a public company, we incur significant legal, accounting and other expenses and our administrative staff is required to perform additional tasks, such as adopting additional internal controls, disclosure controls and procedures, retaining a transfer agent and bearing all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under the securities laws.

        In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and related regulations implemented by the Securities and Exchange Commission and The NASDAQ Global Market, are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. We are currently evaluating and monitoring these rules and proposed changes to rules, and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management's time and attention from product development activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. In the future, it may be more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

  Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

        Provisions in our amended and restated certificate of incorporation and our bylaws may delay or prevent an acquisition of us. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, who are responsible for appointing the members of our management team. In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits, with some exceptions, stockholders owning in excess of 15% of our outstanding voting stock from merging or combining with us. Finally, our charter documents establish advance notice requirements for nominations for election to our board of directors and for proposing matters that can be acted upon at stockholder meetings. Although we believe these provisions together provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated herein and therein by reference and any free writing prospectus that we have authorized for use in connection with this offering contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management's beliefs and assumptions and on information currently available to us, including statements regarding the progress, timing and results of clinical trials, the safety and efficacy of our product candidates, actions to be taken by our partners, our ability to enter into and maintain additional collaborations, our ability to scale and support commercial activities, the goals of our research and development activities, estimates of the potential markets for our product candidates, availability of drug product, our expected future revenues, operations and expenditures and projected cash needs and estimates and outlook regarding our on-going legal proceedings. Discussions containing these forward-looking statements may be found, among other places, in the sections of this prospectus supplement entitled "Summary" and "Risk Factors," and in the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including, without limitation, any statements relating to:

  •
  the progress, timing and results of clinical trials;

  •
  the safety and efficacy of our product candidates;

  •
  actions to be taken by our collaborators, GSK, Lilly and Medicis;

  •
  our ability to enter into and maintain additional collaborations;

  •
  our ability to scale and support commercial activities;

  •
  the goals of our research and development activities;

  •
  estimates of the potential markets for our product candidates;

  •
  availability of drug product; and

  •
  our expected future revenues, operations and expenditures and projected cash needs.

        In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential," or the negative of those terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the sections captioned "Risk Factors" beginning on page S-4 of this prospectus supplement, as well as in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, and in our Current Reports on Form 8-K filed with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you, together with the information incorporated herein by reference as described under the heading "Information Incorporated by Reference," completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. We hereby qualify all of our forward-looking statements by these cautionary statements.

        Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the      shares of common stock we are offering will be approximately $         million, after deducting the underwriting discount and the estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase additional shares, we estimate that the net proceeds to us will be approximately $         million.

        We currently intend to use the net proceeds from this offering to fund our research and development activities, including clinical trials for our development programs and preclinical activities for our product candidates, to increase our working capital and to provide funds for general corporate purposes. The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, our efforts to obtain regulatory approval for our product candidates, technological advances and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

        Our net tangible book value as of December 31, 2012 was approximately $4.8 million, or $0.13 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2012. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

        After giving effect to the sale of      shares of our common stock in this offering at the public offering price of $      per share and after deducting the estimated underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2012 would have been approximately $       million, or $      per share. This represents an immediate increase in net tangible book value of $      per share to existing stockholders and immediate dilution of $       per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share as of December 31, 2012		$0.13
Increase in net tangible book value per share attributable to investors purchasing our common stock in this offering	$

As adjusted net tangible book value per share after this offering			$

Dilution per share to investors purchasing our common stock in this offering			$

        If the underwriters exercise in full their option to purchase up to      additional shares of common stock, the as adjusted net tangible book value after this offering would be $      per share, representing an increase in net tangible book value of $      per share to existing stockholders and immediate dilution of $      per share to investors purchasing our common stock in this offering at the public offering price.

        The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 35,590,645 shares outstanding as of December 31, 2012, and excludes as of that date:

  •
  3,912,182 shares of our common stock issuable upon the exercise of options outstanding at a weighted-average exercise price of $5.75 per share;

  •
  157,224 shares of common stock issuable upon exercise of two warrants outstanding at an exercise price of $8.65 per share;

  •
  40,623 shares of common stock issuable upon the exercise of a warrant outstanding at an exercise price of $16.936 per share;

  •
  80,527 shares of common stock issuable upon the exercise of two warrants outstanding at an exercise price of $6.83 per share;

  •
  88,997 shares of common stock issuable upon the exercise of three warrants outstanding at an exercise price of $6.18 per share;

  •
  84,226 shares of common stock issuable upon the exercise of two warrants outstanding at an exercise price of $6.53 per share; and

  •
  1,277,738 shares of our common stock reserved for issuance under our 2010 Equity Incentive Plan and our 2010 Employee Stock Purchase Plan.

        The above table and discussion also exclude common stock shares and options issued after December 31, 2012, including but not limited to:

  •
  401,500 shares of our common stock sold in an at-the-market offering;

  •
  809,061 shares of our common stock sold in a private placement of unregistered shares;

  •
  1,503,625 additional shares of our common stock reserved for issuance under our 2010 Equity Incentive Plan and our 2010 Employee Stock Purchase Plan pursuant to the evergreen provision of each such plan; and

  •
  1,269,120 options granted to employees and non-employee advisors through April 12, 2013.

        To the extent that outstanding options or warrants outstanding as of December 31, 2012 are exercised or other shares are issued, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of our common stock, through the sale of securities convertible into or exchangeable or exercisable for common stock, the issuance of these securities could result in further dilution to our stockholders, including investors purchasing our common stock in this offering. See "Risk Factors—If you purchase shares of our common stock in this offering, you may experience immediate and substantial dilution."

DIVIDEND POLICY

        To date, we have paid no cash dividends to our stockholders, and we do not intend to pay cash dividends in the foreseeable future.

UNDERWRITING

        We and Cowen and Company, LLC, as sole book-running manager and representative of the several underwriters for the offering named below, have entered into an underwriting agreement with respect to the shares being offered. Subject to the terms and conditions of the underwriting agreement, the underwriters have severally agreed to purchase from us the number of shares set forth opposite such underwriter's name below.

Underwriter	Number of Shares
Cowen and Company, LLC

Canaccord Genuity Inc.

Wedbush Securities Inc.

Total

        The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the overallotment option described below.

        We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        Overallotment option to purchase additional shares.    We have granted to the underwriters an option to purchase up to                        additional shares at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of shares offered hereby. The underwriters shall be permitted to purchase the shares of our common stock constituting the additional shares in the overallotment option separately.

        Discounts.    The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

        We estimate that our share of the total expenses of the offering, excluding the underwriting discount will be approximately $            and are payable by us. In addition, the underwriters have agreed to reimburse us for certain of our expenses.

Total
	Per Share	Without Overallotment	With Overallotment
Public offering price	$	$	$
Underwriting discount and commissions
Proceeds, before expenses, to us

        The underwriters propose to offer the shares to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the shares to securities dealers at the public offering price less a concession not in excess of $            per share. If all of the shares are

not sold at the public offering price, the underwriters may change the offering price and other selling terms.

        Discretionary accounts.    The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

        Stabilization.    In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

  •
  Stabilizing transactions permit bids to purchase our securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of our securities while the offering is in progress.

  •
  Overallotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriters may close out any short position by exercising their overallotment option and/or purchasing securities in the open market.

  •
  Syndicate covering transactions involve purchases of our securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of our securities in the open market that could adversely affect investors who purchase in the offering.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions, to the extent they involve our common stock, may be effected on The NASDAQ Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

        Passive market making.    In connection with this offering, underwriters may engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, during a period before the commencement of offers or sales of shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If, however, all independent bids are lowered below the passive market maker's bid, then that bid must be lowered when specified purchase limits are exceeded.

        Lock-up agreements.    Pursuant to certain "lock-up" agreements, we and our executive officers and directors, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of the representative, for a period of 30 days after the date of the pricing of the offering.

        This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions to the lock-up for executive officers and directors include transfers made: (a) as a bona fide gift, including to the spouse, domestic partner, child, grandchild or other lineal descendant, father, father-in-law, mother, mother-in-law, brother or sister of the executive officer or director or to a trust formed for the benefit of an immediate family member, or to a charity or educational institution; (b) by will or intestate succession; (c) as forfeitures or sales of shares of common stock or any securities convertible into shares of common stock to us to cover tax withholding obligations in connection with the vesting, settlement or exercise of equity awards; (d) pursuant to a net exercise or cashless exercise by the executive officer or director of outstanding equity awards pursuant to our equity plans; (e) with the prior written consent of the representative in its sole discretion; (f) pursuant to any 10b-5(1) trading plans currently in effect and (g) in connection with the exercise of any equity award that expires or is otherwise required to be exercised during the lock-up period; each of which is subject to certain conditions set forth in the lock-up agreements with the executive officers and directors. The exceptions to the lock-up for us are: (v) our sale of shares in this offering; (w) the issuance of common stock or options to acquire common stock pursuant to our employee benefit plans, equity compensation plans or other compensation plans in existence on the date hereof and as described in this prospectus supplement; (x) the issuance of common stock pursuant to the conversion or exercise of existing securities or warrants; and (y) subject to certain limitations on the number of shares that may be issued, the issuance of common stock or securities convertible into or exchangeable or exercisable for common stock pursuant to a bona fide strategic partnership, joint venture, collaboration, merger or acquisition or license of any business or assets of a third party.

        United Kingdom.    Each of the underwriters has represented and agreed that:

  •
  it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended), or the FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA;

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

  •
  it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

        Switzerland.    The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

        European Economic Area.    In relation to each Member State of the European Economic Area (Iceland, Norway and Lichtenstein in addition to the member states of the European Union) that has implemented the Prospectus Directive (each, a Relevant Member State), each of the underwriters has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of the securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State at any time:

  •
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; and

  •
  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

  •
  it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

  •
  in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (1) the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (2) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

        Electronic offer, sale and distribution of shares.    A prospectus in electronic format may be made available on the website maintained by the underwriters participating in this offering and the underwriters may distribute prospectuses electronically. Internet distributions will be allocated by the underwriters. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

        Other relationships.    The underwriters and their respective affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

LEGAL MATTERS

        Cooley LLP, Palo Alto, California, will pass upon the validity of the common stock offered by this prospectus supplement and the accompanying prospectus. Certain legal matters will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 001-34973):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013;

  •
  the information specifically incorporated by reference into our 2012 Annual Report on Form 10-K for the year ended December 31, 2012 from our definitive proxy statement in connection with our 2013 Annual Meeting of Stockholders which will be filed within 120 days after the year ended December 31, 2012;

  •
  our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 23, 2013, January 29, 2013, March 1, 2013, March 21, 2013, March 28, 2013, April 8, 2013, April 10, 2013 and April 15, 2013; and

  •
  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 16, 2010, including any amendments or reports filed for the purposes of updating this description.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such current report expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the prospectus supplement and prior to the sale of all the common stock covered by this prospectus supplement and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Anacor Pharmaceuticals, Inc.
Attn: Chief Financial Officer
1020 East Meadow Circle
Palo Alto, California 94303-4230
Telephone number: (650) 543-7500

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Anacor. The SEC's Internet site can be found at www.sec.gov. We maintain a website at www.anacor.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$75,000,000

Anacor Pharmaceuticals, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants

        We may, from time to time, offer to sell up to $75,000,000 of any combination of our common stock, preferred stock, debt securities or warrants described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We may also authorize one or more free writing prospectus to be provided to you in connection with these offerings.

        This prospectus describes some of the general terms that may apply to an offering of our securities. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus, or in a free writing prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus carefully before you invest.

        Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, we will not sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, is below $75.0 million.

        Our common stock is listed on the NASDAQ Global Market under the symbol "ANAC." On December 13, 2012, the last reported sale price of our common stock on the NASDAQ Global Market was $5.00 per share.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 6 of this prospectus and as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2012.

        You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement or free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.

 About this Prospectus

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $75,000,000 of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference into this prospectus, include all material information relating to this offering. You should carefully read both this prospectus and any applicable prospectus supplement and any related free writing prospectus together with the additional information described under "Where You Can Find More Information" before buying securities in this offering.

        Unless otherwise specified or required by context, references in this prospectus to "Anacor Pharmaceuticals," "Anacor," "we," "us" and "our" refer to Anacor Pharmaceuticals, Inc., a Delaware corporation.

i

 Summary

        The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should review this entire prospectus carefully, including the risks of investing discussed under "Risk Factors" on page 6, the financial statements and related notes, and the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering.

        Anacor™ and Anacor Pharmaceuticals™ are our trademarks. This prospectus also contains service marks, trademarks and trade names of other companies, which are the property of their respective owners.

 Anacor Pharmaceuticals

        We are a biopharmaceutical company focused on discovering, developing and commercializing novel small-molecule therapeutics derived from our boron chemistry platform. The productivity of our internal discovery capability has enabled us to generate a pipeline of both topical and systemic boron-based compounds. We have discovered, synthesized and developed seven molecules that are currently in development.

        Our lead product candidates include two topically administered dermatologic compounds—tavaborole (formerly referred to as AN2690), an antifungal for the treatment of onychomycosis, and AN2728, an anti-inflammatory for the treatment of atopic dermatitis and psoriasis. In addition to our two lead programs, we have three other clinical product candidates—AN2718 and AN2898, which are backup compounds to tavaborole and AN2728, respectively, and AN3365 (formerly known as GSK2251052, or GSK '052), a systemic antibiotic for the treatment of infections caused by Gram-negative bacteria, which previously was licensed to GlaxoSmithKline LLC, or GSK. In October 2012, we were advised that GSK elected to discontinue further development of AN3365 and will return all rights to us. We are considering our options for further development, if any, of this compound. We have discovered two other compounds that we have out-licensed for further development—AN8194, a compound for the treatment of an animal health indication that is licensed to Eli Lilly and Company, or Lilly, and AN5568, also referred to as SCYX-7158, for human African trypanosomiasis (HAT, or sleeping sickness), which is licensed to Drugs for Neglected Diseases initiative, or DNDi. We also have a pipeline of other internally discovered topical and systemic boron-based compounds in development.

        We were incorporated in Delaware in December 2000 as AnaMax, Inc. We began operations in March 2002 and changed our name to Anacor Pharmaceuticals, Inc. in October 2002. Our principal executive offices are located at 1020 East Meadow Circle, Palo Alto, California 94303-4230. Our telephone number is (650) 543-7500. Our website address is www.anacor.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus and you should not consider it part of this prospectus.

Risks Associated with Our Business

        Our business is subject to numerous risks, as described under the heading "Risk Factors" contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus. These risks include the following, among others:

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  the timing and results of clinical trials of our most advanced clinical candidates: tavaborole, for which we expect to announce the results of the first Phase 3 trial in January 2013 and the results of the second Phase 3 trial in February 2013; and AN2728, for which we announced the results of a safety, pharmacokinetics and efficacy Phase 2 trial on December 10, 2012 and for which we expect to announce the results of a dose-ranging Phase 2 study in early 2013.

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  difficulties or delays in the development, testing, production or commercialization of our drug candidates;

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  failure to obtain regulatory approval from the U.S. Food and Drug Administration (the "FDA") or foreign regulatory agencies on our product candidates;

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  results from clinical trials that may adversely impact the timing or the further development of our drug candidates and potential drug candidates;

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  delays in the commencement, enrollment and completion of clinical trials may increase our costs and delay or limit our ability to obtain regulatory approval for our product candidates;

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  the use of boron chemistry to develop new drugs is largely unproven and if undesirable side effects are found, this may extend the time period required to obtain regulatory approval or harm market acceptance of our product candidates;

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  our ability to raise capital in a timely manner in order to maintain our projected timelines for our development and commercialization efforts;

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  our ability to establish our sales force and marketing capability;

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  our ability to enter into and maintain collaborations for the development and commercialization of product candidates and research programs;

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  changes in laws and regulations applicable to drug development, commercialization or reimbursement;

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  the uncertainty of protection for our intellectual property, whether in the form of patents, trade secrets or otherwise; and

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  potential infringement or misuse by us of the intellectual property rights of third parties.

 The Securities We May Offer

        We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, with a total value of up to $75,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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  designation or classification;

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  aggregate principal amount or aggregate offering price;

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  maturity;

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  original issue discount;

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  rates and times of payment of interest or dividends;

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  redemption, conversion, exercise, exchange or sinking fund terms;

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  ranking;

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  restrictive covenants;

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  voting or other rights;

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  conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

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  a discussion of material United States federal income tax considerations, if any.

        The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

        This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

        We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

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  the names of those agents, underwriters or dealers;

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  applicable fees, discounts and commissions to be paid to them;

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  details regarding over-allotment options, if any; and

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  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require common stockholder approval. Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

        Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        Warrants.    We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any forms of warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, and any supplemental warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.

        Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

 Risk Factors

        An investment in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described in the section entitled "Risk Factors" contained in our quarterly report for the period ended September 30, 2012, as filed with the SEC on November 9, 2012, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in our subsequent filings with the SEC. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock, or, if applicable, other securities, to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Forward-Looking Statements

        This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements, including statements regarding the progress, timing and results of clinical trials, the safety and efficacy of our product candidates, actions to be taken by our collaborators, GSK, Eli Lilly and Company, or Lilly, and Medicis Pharmaceutical Corporation, or Medicis, our ability to enter into and maintain additional collaborations, our ability to scale and support commercial activities, the goals of our research and development activities, estimates of the potential markets for our product candidates, availability of drug product, our expected future revenues, operations and expenditures and projected cash needs. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. The risks and uncertainties include, among others, those referenced in "Risk Factors" above and in any applicable prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein.

        Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential," or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.

 Selected Financial Data

        The following table sets forth our historical selected financial information. Effective January 1, 2012, we adopted the Financial Accounting Standards Board's ("FASB") Accounting Standards Update ("ASU") No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. These updates revise the manner in which entities present comprehensive income (loss) in their financial statements. The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

Statements of Comprehensive Loss
(Unaudited, in thousands)

	Year Ended December 31,
	2009	2010	2011
Net loss	$(24,839)	$(10,058)	$(47,944)
Change in unrealized gain (loss) on investments	2	(16)	14

Comprehensive loss	$(24,837)	$(10,074)	$(47,930)

Financial Ratios

        For each of the periods presented in the table below, our earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends. Accordingly, the table sets forth the deficiency of earnings to cover fixed charges and combined fixed charges and preferred stock dividends for each of the periods presented and ratio information has not been presented as it is not applicable.

        For purposes of computing the deficiencies of earnings available to cover fixed charges and combined fixed charges and preferred stock dividends, "earnings" consist of loss from continuing operations before income taxes plus fixed charges. "Fixed charges" consist of interest expense and the portion of operating lease rental expense that is estimated by us to be representative of interest.

	Year Ended December 31,					Nine Months Ended September 30, 2012
	2007	2008	2009	2010	2011
	(in thousands)
Deficiency of earnings available to cover fixed charges	$(11,611)	$(21,669)	$(24,854)	$(10,058)	$(47,944)	$(43,611)
Deficiency of earnings available to cover combined fixed charges and preferred stock dividends	$(11,611)	$(21,669)	$(24,854)	$(10,058)	$(47,944)	$(43,611)

Use of Proceeds

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus to fund our research and development activities, including clinical trials for our development programs and preclinical activities for our product candidates, to increase our working capital and to provide funds for general corporate purposes. We may also use a portion of the proceeds for the acquisition of, or investment in, technologies, products or companies that complement our business, although we have no current understandings, commitments or agreements to do so. Additionally, we may use a portion of the proceeds to pay down some or all of the principal outstanding on our existing debt instrument.

        The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have broad discretion in the timing and application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

        The amounts and timing of our actual expenditures will depend on numerous factors, including the progress in, and costs of, our clinical development programs, and the amount and timing of revenues, if any, from our collaborations with GSK, Lilly and Medicis.

 Description of Capital Stock

        As of the date of this prospectus, our amended and restated certificate of incorporation, as amended, authorizes us to issue 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of November 30, 2012, 35,568,645 shares of common stock were outstanding and no shares of preferred stock were outstanding.

        The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our amended and restated certificate of incorporation, our Bylaws, our investors' rights agreement and our registration rights agreement, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

        Voting.    Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require common stockholder approval.

        Dividends and Other Distributions.    Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

        Distribution on Dissolution.    Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

        Other Rights.    Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

        Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of our common stock.

        We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price;

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  the dividend rate, period and payment date and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the procedures for any auction and remarketing;

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  the provisions for a sinking fund;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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  voting rights of the preferred stock;

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  preemptive rights;

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  restrictions on transfer, sale or other assignment;

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  whether interests in the preferred stock will be represented by depositary shares;

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  a discussion of material United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Anti-Takeover Effects of Some Provisions of Delaware Law

        Provisions of Delaware law and our amended and restated certificate of incorporation and amended bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

        We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine;

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  confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Our Charter Documents

        Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could increase the likelihood that incumbent directors will retain their positions. Our amended and restated certificate of incorporation provides that directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock. These and other provisions contained in our amended and restated certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock or, if applicable, other securities.

        Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the amended and restated certificate of incorporation or the amended bylaws. Our bylaws provide that special meetings of our stockholders may be called by the

Chairman of the Board of Directors or our Chief Executive Officer, and may be called by either of such individuals at the request in writing of a majority of the total number of authorized members of our board of directors.

        Delaware law provides that stockholders may execute an action by written consent in lieu of a stockholder meeting. However, Delaware law also allows us to eliminate stockholder actions by written consent. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions since actions by written consent are not subject to the minimum notice requirement of a stockholder's meeting. However, we believe that the elimination of stockholders' written consents may deter hostile takeover attempts. Without the availability of stockholder's actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders' meeting. The holder would have to obtain the consent of a majority of the board of directors or stockholders owning a majority of the entire capital stock of the corporation issued and outstanding and entitled to vote, or either the Chairman of the Board of Directors or our Chief Executive Officer to call a stockholders' meeting and satisfy the notice periods determined by the board of directors. Our amended and restated certificate of incorporation and bylaws provide for the elimination of actions by written consent of stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing on the NASDAQ Global Market

        Our common stock is listed on the NASDAQ Global Market under the symbol "ANAC."

 Description of Debt Securities

        We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        If we issue debt securities under this prospectus, we will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture, and we will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including, to the extent applicable:

  •
  the title;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

  •
  the maturity date;

  •
  whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment;

  •
  our right to defer payment of interest and the maximum length of any such deferral period;

  •
  the date after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

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  create liens;

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  pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

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  redeem capital stock;

  •
  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

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  make investments or other restricted payments;

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  sell or otherwise dispose of assets;

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  enter into sale-leaseback transactions;

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  engage in transactions with stockholders and affiliates;

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  issue or sell stock of our subsidiaries; or

  •
  effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  a discussion of material United States federal income tax considerations applicable to the debt securities;

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  information describing any book-entry features;

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  provisions for a sinking fund purchase or other analogous fund;

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  the applicability of the provisions in the indenture on discharge;

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  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities, if applicable. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "Description of Debt Securities—Consolidation, Merger or Sale";

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

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  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "Description of Debt Securities—General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of debt securities;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities. Notwithstanding the foregoing, we cannot be discharged from certain specified obligations, including obligations to:

  •
  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the trustee;

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  compensate and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue each series of debt securities only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

 Description of Warrants

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        Warrants issued under this prospectus may be issued under warrant agreements which we will enter into with a warrant agent to be selected by us. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

        The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  a discussion of material United States federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

        Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of any related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

 Legal Ownership of Securities

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        The rights of an indirect holder relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security;

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  we and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

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  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

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  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

        There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

 Plan of Distribution

        We may sell our securities covered by this prospectus in any of three ways (or in any combination):

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  to or through underwriters or dealers;

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  directly to one or more purchasers; or

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  through agents.

        We may distribute the securities:

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  from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to the prevailing market prices; or

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  at negotiated prices.

        Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

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  the name or names of any underwriters, dealers or agents;

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  the amounts of securities underwritten or purchased by each of them;

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  the purchase price of securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation;

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  the public offering price of the securities;

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  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters' or dealers' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

        Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable, on the NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        Similar to other purchase transactions, an underwriter's purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

        Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

Legal Matters

        The validity of the securities being offered hereby will be passed upon for us by Cooley LLP, Palo Alto, California.

Experts

        Ernst & Young LLP, independent registered public accounting firm has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

Incorporation of Certain Information by Reference

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012;

  •
  the information specifically incorporated by reference into our 2011 Annual Report on Form 10-K referred to above from our definitive proxy statement on Schedule 14A, filed with the SEC on April 18, 2012;

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  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 (filed with the SEC on May 10, 2012), June 30, 2012 (filed with the SEC on August 9, 2012) and September 30, 2012 (filed with the SEC on November 9, 2012);

  •
  our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 8, 2012; February 9, 2012; March 5, 2012; June 4, 2012; September 28, 2012; October 9, 2012; October 18, 2012; November 30, 2012; December 11, 2012; and December 13, 2012; and

  •
  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 16, 2010, including any amendments or reports filed for the purposes of updating this description.

        You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Anacor Pharmaceuticals, Inc.
Attn: Chief Financial Officer
1020 East Meadow Circle
Palo Alto, California 94303-4230

Telephone number: (650) 543-7500

        This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC's public reference rooms or their website.

            Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Cowen and Company

Co-Managers

Canaccord Genuity
Wedbush PacGrow Life Sciences

April     , 2013